Exhibit 32.1

Section 1350 Certification*

In connection with the Annual Report of Rurban Financial Corp. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Kenneth A. Joyce, President and Chief Executive Officer of the Company, and Duane L. Sinn, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/ Kenneth A. Joyce	/s/ Duane L. Sinn
Kenneth A. Joyce,	Duane L. Sinn
President and Chief Executive Officer	Executive Vice President and Chief
Financial Officer

Dated: March 21, 2008	Dated: March 21, 2008

* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference in such filing.